                                                                    Exhibit 23.1

                      CONSENT OF INDEPENDENT ACCOUNTANTS

We consent to the incorporation by reference in the registration statements of AXENT Technologies, Inc. on Form S-8 (Filing Nos.333-08827, 333-08829 and 333-08831) of our report, dated January 28, 1997, on our audits of the balance sheets of AXENT Technologies, Inc., as of December 31, 1995 and December 31, 1996, and the related statements of operations, stockholders' equity and cash flows for each of the three years in the period ended December 31, 1996 and the related financial statement schedule, which report is included in this Annual Report on Form 10-K.

Washington, D.C.
March 26, 1997

                                                 Coopers & Lybrand L.L.P.